UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2012

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On May 15, 2012, AMERIGROUP Corporation (the "Company") issued 2,127,399 shares of its common stock and paid $259.9 million in cash in satisfaction of $259.9 million aggregate principal amount of its 2.0% Convertible Senior Notes due 2012 (the "Convertible Notes"), which were tendered for conversion in accordance with the terms and provisions of the Company’s indenture dated as of March 28, 2007. The Convertible Notes were otherwise scheduled to mature on May 15, 2012 and the $259.9 million aggregate principal amount of Convertible Notes represents all of the Convertible Notes outstanding prior to such date. The issuance of the shares of the Company's common stock was exempt from any registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 3(a)(9) of the Securities Act. Concurrently with the issuance of the shares described above, the Company received a like amount of shares of its common stock from the counterparty to the convertible note hedge transactions (the "Convertible Note Hedge Transactions") that the Company entered into in connection with the sale of the Convertible Notes, upon settlement of the Convertible Note Hedge Transactions. The issuance of the Convertible Notes and the entry into the Convertible Note Hedge Transactions were described in the Company's Current Reports on Form 8-K filed on April 3, 2007 and April 9, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

May 21, 2012	By:	James W. Truess

Name: James W. Truess
Title: Chief Financial Officer and Executive Vice President